UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 16, 2007 (January 9, 2007)

FEDERATED INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14818	25-1111467
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Federated Investors Tower

Pittsburgh, Pennsylvania 15222-3779

(Address of principal executive offices, including zip code)

(412) 288-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On January 9, 2007, Federated Investors, Inc. (Federated) acquired the remaining 11 percent of outstanding equity interests in MDTA LLC (MDTA), the first 89 percent of which were acquired by Federated on July 14, 2006 pursuant to the terms of the Sale, Purchase and Put/Call Agreement between Federated, HBSS Acquisition Corporation, MDTA and the equity interest holders of MDTA (the Agreement). The remaining 11 percent of equity interests were held by various MDTA employees (the Sellers). On January 2, 2007, the Sellers exercised their rights under the put option described in the Agreement. Federated paid the Sellers approximately $8 million on January 9, 2007 in connection with the closing of this purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERATED INVESTORS, INC.
(REGISTRANT)

Dated: January 16, 2007	By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer